EXHIBIT 8.02

April 4, 2002

Board of Directors
Elantec Semiconductor, Inc.
675 Trade Zone Blvd
Milpitas, California 95035

Re:
Exhibit Tax Opinion to the S-4 Registration Statement Filed in Connection With the Merger Transaction Involving Intersil Corporation, a Delaware corporation, and Elantec Semiconductor, Inc., a Delaware corporation.

Ladies and Gentlemen:

We have acted as counsel to Elantec Semiconductor, Inc. (“Company”) in connection with the proposed merger (the “Merger”) of Company with and into Echo Acquisition, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Intersil Corporation (“Parent”); or if Parent elects, the merger of Merger Sub with and into Company.

You have asked us to render this opinion concerning the description of the material U.S. federal income tax considerations in connection with the Merger involving Company, Parent, and Merger Sub. The Merger is further described in the Securities and Exchange Commission Form S-4 Registration Statement filed on March 22, 2002, and related Exhibits thereto, as thereafter amended at any time up to and including the date hereof (the “S-4 Registration Statement”). This opinion has been requested solely in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Merger.

Pursuant to the applicable corporate laws of the State of Delaware and in accordance with the Agreement and Plan of Merger by and among Company, Parent, and Merger Sub, dated as of March 10, 2002, and exhibits thereto (collectively, the “Agreement”), the Merger will be structured as (a) a forward triangular merger pursuant to which Company will merge with and into Merger Sub, with Merger Sub continuing as the surviving corporation and a wholly-owned subsidiary of Parent, or (b) if Parent so elects pursuant to Section 1.6 of the Agreement, a reverse triangular merger (the “Reverse Merger”) whereby Merger Sub will merge with and into Company, with Company continuing as the surviving corporation and becoming a wholly-owned subsidiary of Parent.

Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the “Code”).

As legal counsel to Company in connection with the Merger (or the Reverse Merger) and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations, and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

1.    The Agreement;

2.    The S-4 Registration Statement;

3.    Officers’ tax certificates, dated April 2, 2002, relating to the Merger signed by and received from authorized officers of Company;

4.    Officers’ tax certificates, dated April 2, 2002, relating to the Merger signed by and received from authorized officers of Parent and Merger Sub; and

5.    Such other instruments and documents related to the formation, organization, and operation of Company, Parent, and Merger Sub and related to the Merger and other transactions completed by the Agreement, as necessary and appropriate.

In addition, in connection with rendering this opinion, we have assumed (without any independent investigation thereof) that:

1.    Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

2.    Any statements, covenants, representations, or warranties referred to above made “to the best of knowledge,” “to the knowledge of” or otherwise similarly qualified are correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity is not a party to, does not have or is not aware of, any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding, or agreement;

3.    All statements, covenants, representations, and warranties contained in any of the documents referred to herein or otherwise made to us, whether or not qualified, are true and will remain true through the Effective Time and thereafter where relevant, and no actions have been (or will be taken) which are inconsistent with such representations;

4.    The Merger (or, if it occurs, the Reverse Merger) will be reported by Company, Parent, and Merger Sub on their respective federal income tax returns in a manner consistent with the opinion set forth below;

5.    The Merger (or, if it occurs, the Reverse Merger) will be consummated pursuant to the Agreement and will be effective under the laws of the state of Delaware;

6.    At all relevant times prior to and including the Effective Time, (i) no outstanding indebtedness of Company has or will represent equity for tax purposes; (ii) no outstanding equity of Company has represented or will represent indebtedness for tax purposes; and (iii) no outstanding security instrument, agreement, or arrangement that provides for, contains, or represents a right to acquire Company Common stock (or to share in the appreciation thereof) constitutes or will constitute “stock” for purposes of Section 368(c) of the Code; and

7.    The aggregate fair market value of the Parent Class A Common Stock issued to holders of Company Common Stock in the Merger, valued as of the Effective Time, will be equal to at least forty-five percent (45%) of the aggregate consideration paid to the holders of Company Common Stock in the Merger.

Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations, and qualifications set forth herein and in the S-4 Registration Statement, we are of the opinion that the Merger (or if it occurs, the Reverse Merger) will constitute a “reorganization” for United States federal income tax purposes within the meaning of Section 368(a) of the Code and that the discussion set forth in the S-4 Registration Statement under the heading “Material U.S. Federal Income Tax Consequences” constitutes, in all material respects, a fair and accurate summary of the material U.S. federal income tax consequences of the Merger generally applicable to a Company shareholder.

As aforementioned, our opinion is based on certain assumptions, expectations, limitations, and qualifications. Our opinion will remain in effect for as long as those factors remain true and accurate. If, for example prior to the Effective Time, the fair market value of the Parent common stock issued to Company shareholders is less then 45% of the aggregate merger consideration paid to Company shareholders in consideration for their Company shares, then the opinion will be withdrawn and not delivered at the time of the Merger.

Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures, and other announcements of the Internal Revenue Service and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation, or interpretation of the U.S. federal income tax laws.

This opinion is being delivered solely to the board of directors of Company as constituted on the date hereof for the sole purpose of being included as an exhibit to the S-4 Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the filing of this opinion as Exhibit 8.02 to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement wherever the firm name appears. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated thereunder, or that we are experts with respect to any portion of the S-4 Registration Statement within the meaning of the term “experts” as used in the Securities Act, or the rules and regulations promulgated thereunder.

Ve	ry truly yours,

/s/	FENWICK & WEST LLP

Fe	nwick & West LLP
A Limited Liability Partnership Including Professional Corporations